UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2008

Ibis Technology Corporation
(Exact name of Registrant as Specified in its Charter)

Massachusetts	000-26824	04-2987600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Cherry Hill Drive
Danvers, Massachusetts  01923
 (Address of Principal Executive Offices)

(978) 777-4247
 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Ibis Technology Corporation (Nasdaq GM: IBIS), a leading provider of SIMOX-SOI implantation equipment to the worldwide semiconductor industry, announced that it received a letter from the Nasdaq Stock Market dated August 11, 2008 informing the Company that a Nasdaq Hearings Panel (the “Panel”) has determined to delist its Common Stock from the Nasdaq Global Market and will suspend trading of the Company’s shares effective on the opening of business on August 13, 2008.

The Company does not plan to request a review from the Nasdaq Listing and Hearing Review Council. The Company now expects to be quoted on the Pink Sheets, an electronic quotation service maintained by Pink Sheets LLC.  The Pink Sheets allow continued trading of securities of delisted companies. The Company expects its common stock to be traded on the Pink Sheets under the symbol “IBIS” or “IBIS.PK”.  The Company’s Common Stock may also be quoted on the OTC Bulletin Board ®, a regulated quotation service for over-the-counter securities, provided one or more market makers apply to quote the Company’s securities.

The Company continues to work closely with its investment bank, BlueLake Partners, LLC, to assess strategic alternatives for Ibis, including a potential sale of the Company and/or its assets. The Company can give no assurance that it will identify an alternative that allows stockholders to realize an increase in the value of the Company’s stock.

On August 11, 2008, the Company issued the press release attached to this Current Report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

      (d) Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2008	IBIS TECHNOLOGY CORPORATION

	By:	/s/ William J. Schmidt
	Name:	William J. Schmidt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release